EXHIBIT 99.1
GRAFTECH ANNOUNCES 1-FOR-10 REVERSE STOCK SPLIT OF COMMON STOCK
August 18, 2025
Common Stock Expected to Begin Trading on Reverse Split-Adjusted Basis on August 29, 2025
BROOKLYN HEIGHTS, Ohio--(BUSINESS WIRE)-- GrafTech International Ltd. (NYSE: EAF) (“GrafTech,” the “Company,” “we,” or “our”) today announced that its Board of Directors has approved a 1-for-10 reverse stock split (the “Reverse Stock Split”) of GrafTech’s common stock, par value $0.01 per share (the “Common Stock”). The Reverse Stock Split was approved by GrafTech’s stockholders at a Special Meeting of Stockholders held virtually on August 14, 2025. The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on August 29, 2025, and the Common Stock will open for trading on The New York Stock Exchange (the “NYSE”) on a reverse split-adjusted basis on August 29, 2025 under the existing trading symbol “EAF.”
The new CUSIP number for the Common Stock following the Reverse Stock Split will be 384313 607.
At the effective time of the Reverse Stock Split, every ten (10) shares of the Common Stock either issued and outstanding or held as treasury stock will be automatically reclassified into one (1) share of the Common Stock. The total number of shares of the Common Stock authorized for issuance will be reduced by a corresponding proportion from 3,000,000,000 shares to 300,000,000 shares. The total number of shares of GrafTech’s preferred stock, par value $0.01 per share (the “Preferred Stock”), authorized for issuance will be reduced by a corresponding proportion from 300,000,000 shares to 30,000,000 shares. The par value of the Common Stock and the Preferred Stock will remain unchanged at $0.01 per share.
As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of the Common Stock underlying GrafTech’s outstanding equity awards and the number of shares issuable under GrafTech’s equity incentive plan, as well as the exercise, grant and acquisition prices of such equity awards, as applicable.
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. With respect to outstanding Common Stock held in “street name” through a bank, broker or other nominee, fractional shares will be rounded up at the participant level. Cash will not be paid for fractional shares.
Computershare Trust Company, N.A. is acting as transfer and exchange agent for the Reverse Stock Split. Record stockholders who hold shares of the Common Stock electronically in book-entry form are not required to take any action to receive post-reverse split shares. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding

EXHIBIT 99.1
shares of the Common Stock in “street name,” subject to such bank, broker or other nominee’s particular processes. Record stockholders holding shares of the Common Stock in certificated form will be sent a transmittal letter by the transfer and exchange agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of the Common Stock to the transfer and exchange agent.
Additional information about the Reverse Stock Split can be found in GrafTech’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2025, which is available free of charge at the SEC’s website, www.sec.gov, and on GrafTech’s website at ir.graftech.com/investors.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, with some of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, our key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.
Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, future economic performance and short-term and long-term liquidity. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, anticipated levels of capital expenditures and cost of goods sold. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to risks and uncertainties associated with our ability to access the capital and credit markets could

EXHIBIT 99.1
adversely affect our results of operations, cash flows and financial condition; and risks and uncertainties associated with the implementation of the Reverse Stock Split, the potential effects of the Reverse Stock Split, the trading of our Common Stock and our ability to continue to meet NYSE continued listing standards. These factors should not be construed as exhaustive and should be read in conjunction with the Risk Factors and other cautionary statements that are included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
Contact:
Michael Dillon
216-676-2000
investor.relations@graftech.com
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